As filed with the Securities and Exchange Commission on September 20, 2002

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GLOBAL PAYMENTS INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GLOBAL PAYMENTS INC.
FOUR CORPORATE SQUARE
ATLANTA, GEORGIA 30329-2009

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The 2002 Annual Meeting of shareholders (the “Annual Meeting”) of Global Payments Inc. (the “Company”) will be held at the Company’s offices at Four Corporate Square, Atlanta, Georgia, 30329-2009 on October 22, 2002, at 11:00 a.m., Atlanta time, for the following purposes:

1.
To elect one director in Class I to serve until the annual meeting of shareholders in 2004, and two directors in Class II to serve until the annual meeting of shareholders in 2005 or until their respective successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death; and

2.	To approve the adoption of the Company’s Amended and Restated 2000 Long-Term Incentive Plan; and

3.	To approve the adoption of the Company’s 2000 Employee Stock Purchase Plan; and

4.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on September 13, 2002 are entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. You may vote your shares by completing and returning the enclosed proxy card or you may vote via the Internet or by telephone. Instructions for voting via the Internet or by telephone are set forth in the enclosed proxy card.

YOUR VOTE IS IMPORTANT!

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise (i) by delivering written notice to the Company’s Corporate Secretary, Suellyn P. Tornay, at the above address, (ii) by submitting a later dated proxy card, (iii) by voting via the Internet or by telephone at a later date, or (iv) by appearing at the Annual Meeting to vote in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. eastern daylight time on October 21, 2002.

When you submit your proxy, you authorize Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions, and to vote on any adjournments of the Annual Meeting.

By Order of the Board of Directors

SUELLYN P. TORNAY,
Corporate Secretary

Dated:  September 20, 2002

September 20, 2002

GLOBAL PAYMENTS INC.
FOUR CORPORATE SQUARE
ATLANTA, GEORGIA 30329-2009

PROXY STATEMENT

Introduction

This Proxy Statement is being furnished to solicit proxies on behalf of the Board of Directors of Global Payments Inc. (the “Company”) for use at the 2002 Annual Meeting of shareholders (the “Annual Meeting”), and at any adjournments thereof. The Annual Meeting will take place at the Company’s offices at Four Corporate Square, Atlanta, Georgia 30329-2009 on October 22, 2002, at 11:00 a.m., Atlanta time for the following purposes:

1.
To elect one director in Class I to serve until the annual meeting of shareholders in 2004 and two directors in Class II to serve until the annual meeting of shareholders in 2005 or until their respective successors are duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death; and

2.	To approve the adoption of the Company’s Amended and Restated 2000 Long-Term Incentive Plan; and

3.	To approve the adoption of the Company’s 2000 Employee Stock Purchase Plan; and

4.	To ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants; and

5.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about September 20, 2002.

Quorum and Voting

Voting Shares.    Pursuant to the Company’s Articles of Incorporation, only the Company’s common shares, no par value (the “Common Stock”), may be voted at the Annual Meeting.

Record Date.    Only those holders of Common Stock of record at the close of business on September 13, 2002 are entitled to receive notice and to vote at the Annual Meeting or any adjournment thereof. On that date, there were 36,882,205 shares of Common Stock issued and outstanding, held by approximately 2,971 shareholders of record. These holders are entitled to one vote per share.

Quorum.    In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the Annual Meeting must be present (a “Quorum”), either in person or represented by proxy. For the purpose of determining the presence of a Quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present.

Voting Options.    Proposal 1, the election of one director in Class I and the election of two directors in Class II, will require, for each Class, a plurality vote of the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting at which a Quorum is present. With respect to Proposal 1, shareholders may (i) vote “for” each nominee, or (ii) “withhold authority” to vote for any nominee. If a Quorum is present, a vote to “withhold authority” and a broker non-vote will have no effect on the outcome of the election of directors, and the single nominee from Class I receiving the most votes will be elected to serve as the Class I Director for the remaining two year term and the two nominees from Class II receiving the most votes will be elected to serve as the Class II Directors for a three year term.

With respect to Proposal 2, the approval of the adoption of the Company’s Amended and Restated 2000 Long-Term Incentive Plan, shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. Proposal 2 will be approved if the number of votes cast “for” Proposal 2 exceeds the number of votes cast “against” Proposal 2. Neither an abstention nor a broker non-vote will have an effect on the outcome of the adoption of the plan.

With respect to Proposal 3, the approval of the adoption of the Company’s 2000 Employee Stock Purchase Plan, shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. Proposal 3 will be approved if the number of votes cast “for” Proposal 3 exceeds the number of votes cast “against” Proposal 3. Neither an abstention nor a broker non-vote will have an effect on the outcome of the adoption of the plan.

With respect to Proposal 4, the ratification of the reappointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants, shareholders may (i) vote “for,” (ii) vote “against,” or (iii) “abstain” from voting on the proposal. Neither an abstention nor a broker non-vote will have an effect on the outcome of the ratification of the reappointment of Deloitte as the Company’s independent public accountants.

Internet and Telephone Voting.    Shareholders of record can simplify their voting and reduce the Company’s costs by voting their shares via the Internet or by telephone. Shareholders may submit their proxy voting instructions via the Internet by accessing the website identified on the enclosed proxy card and following instructions on the website. Shareholders who choose to submit their proxy voting instructions by telephone, should call the phone number identified on the enclosed proxy card and follow the prompts. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of Internet and telephone voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote via the Internet or by telephone, please date, sign, and return the proxy card.

Default Voting.    When a proxy is timely executed and not revoked, the shares represented by the proxy will be voted in accordance with the instructions indicated in the proxy. IF NO INSTRUCTIONS ARE INDICATED, HOWEVER, PROXIES WILL BE VOTED (1) “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, (2) “FOR” PROPOSAL 2, RELATING TO THE APPROVAL OF THE ADOPTION OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN, (3) “FOR” PROPOSAL 3, RELATING TO THE APPROVAL OF THE ADOPTION OF THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN, AND (4) “FOR” PROPOSAL 4 RELATING TO THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.

The Board of Directors is not presently aware of any business to be presented for a vote at the Annual Meeting other than the four proposals noted above. If any other matter properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is made, in their own discretion.

Revocation of a Proxy.    A shareholder’s submission of a proxy via the Internet, by telephone, or by mail does not affect the shareholder’s right to attend in person. A shareholder who has given a proxy may revoke it at any time prior to its being voted at the Annual Meeting by (i) giving written notice of revocation to the Corporate Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m. eastern daylight time on October 21, 2002. All written notices of revocation should be addressed as follows: Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Suellyn P. Tornay, Corporate Secretary.

Adjourned Meeting.    If a Quorum is not present, the Annual Meeting may be adjourned by the holders of a majority of the shares of Common Stock represented at the Annual Meeting. The Annual Meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.

[Remainder of Page Intentionally Left Blank]

1.	ELECTION OF DIRECTORS; NOMINEES

The Company’s Bylaws provide that the number of directors constituting the Board of Directors shall be not less than two nor more than eight, as determined from time to time by resolution of the shareholders or of the Board of Directors. The Board of Directors of the Company currently consists of eight members and is divided into three classes, with the term of office of each class ending in successive years. Each class of directors serves staggered three year terms or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death.

The one director in Class I, Charles G. Betty, and the two directors in Class II, Paul R. Garcia and Robert A. Yellowlees, whose terms expire at the Annual Meeting have been nominated for re-election at the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I Director will be elected to hold office until the 2004 annual meeting of shareholders and the Class II Directors will be elected to hold office until the 2005 annual meeting of shareholders or until their respective successors have been duly elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY CARD BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEE(S) FOR EACH CLASS.

Certain Information Concerning the Nominees and Directors

The following table sets forth the names of the nominees and the directors continuing in office, their ages, the month and year in which they first became directors of the Company, their positions with the Company, their principal occupations and employers for at least the past five years, any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information. There is no family relationship between any of the Company’s executive officers or directors and there are no arrangements or understandings between any of the Company’s executive officers or directors and any other person pursuant to which any of them was elected an officer or director, other than arrangements or understandings with the directors and officers solely in their capacities as such, and other than those relationships or arrangements discussed below. For information concerning membership on committees of the Board of Directors, see “Other Information About the Board and its Committees” below.

Two of the Company’s directors, Mr. Venn and Ms. Denham are currently employed by Canadian Imperial Bank of Commerce (“CIBC”), an affiliate of the Company, and have been appointed to their positions pursuant to a written agreement between the Company and CIBC. Both designees have been approved by the Company’s Board of Directors. See “Certain Relationships and Related Transactions.” Mr. Marshall, a member of the Board of Directors since March 2001, retired from CIBC and the Company’s Board of Directors on August 15, 2002. Effective the same date, Ms. Denham was appointed to replace Mr. Marshall on the Company’s Board of Directors.

NOMINEES FOR DIRECTOR

Class I
Term Expiring Annual Meeting 2004

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Charles G. Betty (45)	July 2002
Director of the Company
Chief Executive Officer and Director, Earthlink, Inc. (since 2000); President, Chief Executive Officer, and Director, Earthlink Network, Inc. (1996-2000); Strategic Planning Consultant, (1994-1996); President, Chief Executive Officer, and Director, Digital Communications Associates, Inc. (1989-1994).

Class II
Term Expiring Annual Meeting 2005

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Robert A. Yellowlees (63)	September 2000
Chairman of the Board of Directors of the Company (since February 2001)
Chairman of the Board of Directors of NDC (since June 1992), President and Chief Executive Officer of NDC (May 1992 – January 2001); Director of Protective Life Corporation.

Paul R. Garcia (50)	February 2001
Director of the Company
President and Chief Executive Officer of the Company (since February 2001); Chief Executive Officer of NDC eCommerce (July 1999 – January 2001); President and Chief Executive Officer of Productivity Point International (March 1997 – September 1998); Group President of First Data Card Services (1995 – 1997); Chief Executive Officer of National Bancard Corporation (NaBANCO) (1989 – 1995).

MEMBERS OF THE BOARD OF DIRECTORS
CONTINUING IN OFFICE

Class I
Term Expiring Annual Meeting 2004

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Edwin H. Burba, Jr. (65)	February 2001
Director of the Company
National Security and Business Consultant (since 1993); Commander in Chief, Forces Command, United States Army (1989-1993); Commanding General, Combined Field Army of the Republic of Korea and United States (1988-1989).

Richard E. Venn (51)	March 2001
Director of the Company
Senior Executive Vice President, Corporate Development of CIBC (since June 1999); Managing Director and Deputy Chairman, CIBC World Markets, Inc. (since February 2001); Chairman and Chief Executive Officer of CIBC World Markets Inc. (October 1992 – February 2001); Director of Intria-HP Inc., TAL Global Asset Management Inc., Talvest Fund Management Inc., CIBC Mellon Trust Company and CIBC Mellon Global Securities.

Class III
Term Expiring Annual Meeting 2003

Name and Age	Month and Year First Became a Director	Positions with the Company, Principal Occupations During at Least the Past Five Years, and Other Directorships

Alex W. Hart (62)	February 2001
Director of the Company
Business Consultant (since October 1997); Chief Executive Officer of Advanta Corporation (1995-1997); Executive Vice Chairman of Advanta Corporation (1994); President and Chief Executive Officer of MasterCard International (1988-1994); Director of Actrade Financial Technologies Ltd., Fair Isaac Incorporated, Sanchez Computer Associates, and Silicon Valley Bancshares.

William I Jacobs (60)	February 2001
Director of the Company
Business Advisor (since August 2002); Managing Director and Chief Financial Officer of The New Power Company (2000-2002); Senior Executive Vice President, Strategic Ventures for MasterCard International (1999-2000); Executive Vice President, Global Resources for MasterCard International (1995-1999); Executive Vice President, Chief Operating Officer, Financial Security Assurance, Inc. (1984-1994); Director of The New Power Company, Exide Technologies Inc., Alpharma Inc., and Investment Technology Group; Member and former Chairman of the Board of Trustees of American University.

Gillian H. Denham (41)	August 2002
Director of the Company
Senior Executive Vice President, Retail Markets, CIBC (since September 2001); Executive Vice-President, CIBC.com New Ventures (E-Commerce) (2000-2001); Managing Director and Executive Vice President, Commercial Banking, CIBC World Markets (1999-2000); Executive Vice President, CIBC Europe, CIBC Wood Gundy Oppenheimer, London, England (1997-1999); Senior Vice President, CIBC and Managing Director, Wood Gundy (1995-1997).

Other Information About the Board and its Committees

Meetings and Compensation.    During the fiscal year ended May 31, 2002, the Company’s Board of Directors held 8 (6 regular and 2 special) meetings. Except for I. David Marshall, all directors attended at least 75% or more of the combined total of the Board of Directors meetings and meetings of the committees on which they served during the period for which the respective director served on the Board of Directors or the applicable committee. For fiscal year 2002, the Company had a policy regarding the compensation of directors which provided that each non-employee director received an annual retainer of $15,000 in cash and $15,000 in shares of Common Stock. A non-employee director who served as the Chairman of the Board was compensated at a rate of $30,000 per year in cash and $30,000 in Common Stock. All Common Stock issued pursuant to the director compensation policy was issued pursuant to the

Company’s Amended and Restated 2000 Long-Term Incentive Plan. Pursuant to the foregoing policy, Mr. Yellowlees received $30,000 and 1152 shares of Common Stock and General Burba, Mr. Hart and Mr. Jacobs each received $15,000 and 576 shares of Common Stock during the 2002 fiscal year. Mr. Marshall and Mr. Venn were each entitled to receive $15,000 and 576 shares of Common Stock, but in each case the cash and stock was remitted to their employer, CIBC, at their request. In addition, all non-employee directors (including the chairman) received $1,000 per Board meeting attended and non-employee directors who served on a committee received $1,000 per committee meeting and the chairman of such committee received $1500 per committee meeting. Non-employee directors were also compensated for their out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The Company does not compensate a director who is also an employee of the Company for his or her services as a director.

Amended and Restated 2000 Non-Employee Director Stock Option Plan.    The Company maintains the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “2000 Director Plan”), which grants each of the Company’s non-employee directors, who have not been appointed or elected to the Board of Directors solely by reason of his or her affiliation with the Company, an option to purchase shares of Common Stock having a fair market value on the date of the grant equal to $125,000. The purpose of the 2000 Director Plan is to advance the interests of the Company by encouraging ownership of common stock by non-employee directors, thereby giving such directors an increased incentive to devote their efforts to the success of the Company. The options are granted to non-employee directors upon election or appointment to the Board and on the business day following each annual meeting of shareholders. Option grants under the 2000 Director Plan are pro-rated for partial years of service. All options granted under the 2000 Director Plan will become exercisable, in the aggregate, as to 25% of the shares after two years, 45% after three years, 70% after four years and 100% after five years of service from the date of the grant, except that such options will become fully exercisable upon the death, disability or retirement of the grantee, or upon the grantee’s failure to be re-nominated or re-elected as a director. Upon a grantee’s termination as a director for any reason, the options held by such person under the 2000 Director Plan will remain exercisable for five years or until the earlier expiration of the option. The exercise price for each option granted under the 2000 Director Plan will be the fair market value of the shares of Common Stock subject to the option on the date of the grant. Each option granted under the 2000 Director Plan will, to the extent not previously exercised, terminate and expire on the date which is 10 years after the date of grant of the option unless the 2000 Director Plan provides for earlier termination. During the fiscal year ended May 31, 2002, each of General Burba, Mr. Yellowlees, Mr. Hart, and Mr. Jacobs received a stock option grant for the purchase of 4202 shares of the Company’s Common Stock at an exercise price of $29.75 per share.

Committees.    The Company’s Board of Directors has an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. Certain information regarding the functions of the Board’s committees and their present membership is provided below.

Audit Committee.    During fiscal year 2002, the members of the Audit Committee were Mr. Jacobs (Chairman), Mr. Hart and Mr. Marshall. On July 24, 2002, Mr. Betty joined the Audit Committee. On August 15, 2002, Mr. Marshall retired from the Board of Directors and was replaced on the Audit Committee by Mr. Venn. The Audit Committee annually reviews a report by the independent auditor describing the firm’s internal quality control procedures, the scope and plan and the results of the annual audit of the financial statements and other services provided by the Company’s independent accountants, reviews the scope and plan of the internal audit program, reviews the nature and extent of non-audit professional services performed by the auditors and annually recommends to the Board of Directors the firm of independent public accountants to be selected as the Company’s auditors for the next fiscal year. During fiscal year 2002, the Audit Committee held 5 meetings, each of which was separate from regular Board meetings. The Audit Committee operates under a written charter adopted by the Board of Directors. All members of the Audit Committee are independent (as such term is defined in Rule 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual).

Compensation Committee.    During fiscal year 2002, the members of the Compensation Committee were General Burba (Chairman), Mr. Hart and Mr. Venn. Effective August 15, 2002, Mr. Venn was replaced on the Compensation Committee by Ms. Denham. This committee reviews levels of compensation, benefits, and performance criteria for the Company’s executive officers and administers the Amended and Restated 2000 Long-Term Incentive Plan, the 2000 Employee Stock Purchase Plan, and the 2000 Director Plan. During fiscal year 2002, the Compensation Committee held 4 meetings, all of which were separate from regular Board meetings.

Compensation Committee Interlocks and Insider Participation.    None of the members of the Compensation Committee served as an officer or an employee of the Company during the fiscal year ended May 31, 2002.

Governance and Nominating Committee.    The members of the Governance and Nominating Committee are Mr. Yellowlees (Chairman), General Burba, Ms. Denham, Mr. Hart, Mr. Jacobs, Mr. Venn, and Mr. Betty. This committee was not formed until July 2002, so it had no meetings during fiscal year 2002. This committee is responsible for developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, the structure of the Board and its committees, and for identifying, nominating, proposing, and qualifying nominees for open seats on the Board of Directors. The committee does not consider or accept nominees recommended by shareholders.

In July 2002, the Governance and Nominating Committee recommended, and the Board of Directors approved, the designation from time to time of a executive member of the Board to serve as Lead Director. The Lead Director’s duties will include serving as chair for all executive sessions of the non-management directors; communicating to the Chief Executive Officer the results of non-management executive Board sessions; determining, in conjunction with the Chairman, the agenda for all Board meetings; and such other duties as the Board may from time to time determine. Mr. Yellowlees was appointed by the Board to serve in this capacity, effective immediately following the 2002 Annual Meeting.

Certain Legal Proceedings.    William I Jacobs, a member of the Board of Directors, was the Chief Financial Officer and Managing Director of The New Power Company, a subsidiary of NewPower Holdings, Inc. Both The New Power Company and NewPower Holdings, Inc. filed for Chapter 11 bankruptcy in the U.S. Bankruptcy Court for the Northern District of Georgia on June 11, 2002.

[Remainder of Page Intentionally Left Blank]

Common Stock Ownership of Management

The following table sets forth information as of September 9, 2002, with respect to the beneficial ownership of Common Stock by the nominees to the Board, by the directors of the Company, by each of the persons named in the Summary Compensation Table, and by the 12 persons, as a group, who were directors and/or executive officers of the Company on September 9, 2002.

Except as explained in the footnotes below, the named persons have sole voting and investment power with regard to the shares shown as beneficially owned by them.

Name	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Robert A. Yellowlees	794,598(2)	2.15%
Charles G. Betty	622	*
Edwin H. Burba, Jr.	1,365	*
Gillian H. Denham	0	*
Alex W. Hart	2,296	*
William I Jacobs	11,365	*
I. David Marshall	0	*
Richard E. Venn	0	*
Paul R. Garcia	135,214(3)	*
James G. Kelly	90,287(4)	*
Barry W. Lawson	45,772(5)	*
Jeffery C. McWey	10,000(6)	*
All Directors and Executive Officers on September 9, 2002, which included 12 persons as a group	1,091,519	2.96%

* Less than one percent.

(1)	The percentage calculations are based on 36,882,205 shares of Common Stock outstanding on September 9, 2002.
(2)
This amount includes 32,000 shares held by trusts of which Mr. Yellowlees is the trustee, 43,077 shares held by a family partnership of which Mr. Yellowlees is the general partner, and 6,417 shares held by Mr. Yellowlees’ spouse. This amount also includes options to purchase 564,160 shares, which are currently exercisable, all shares of which are held by a family partnership of which Mr. Yellowlees is the general partner.

(3)	This includes 119,903 shares of restricted stock over which Mr. Garcia currently has sole voting power only.
(4)	This amount includes 66,390 shares of restricted stock over which Mr. Kelly currently has sole voting power and options to purchase 23,342 shares which are currently exercisable.
(5)	This amount includes 27,001 shares of restricted stock over which Mr. Lawson currently has sole voting power and options to purchase 17,199 shares which are currently exercisable.
(6)	This amount includes 10,000 shares of restricted stock over which Mr. McWey currently has sole voting power.

Common Stock Ownership by Certain Other Persons

The following table sets forth information as of the date indicated with respect to the only persons who are known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Date	Amount and Nature of Beneficial Ownership	Percent of Class
Canadian Imperial Bank of Commerce (1) Commerce Court Toronto, Ontario, Canada M5L 1A2	September 9, 2002	9,766,735	26.48%

Liberty Wanger Asset Management, L.P. (“Liberty”) (2) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	February 12, 2002	1,943,040	5.3%

Massachusetts Financial Services Company (“MFS”) (3) 500 Boylston Street Boston, MA 02116	February 11, 2002	1,890,448	5.2%

(1)	This information is based on 36,882,205 shares of Common Stock outstanding on September 9, 2002.
(2)
This information is contained in Schedule 13G dated February 12, 2002 and filed by Liberty with the Securities and Exchange Commission (“SEC”). The Company has no reason to believe that the information contained in such 13G was inaccurate when filed.

(3)
This information is contained in Schedule 13G dated February 11, 2002 and filed by MFS with the SEC. The Company has no reason to believe that the information contained in such 13G was inaccurate when filed.

REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation and equity-based plans are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are made by the Compensation Committee and then presented to the full Board of Directors. Decisions of the Compensation Committee related to equity-based plans are made solely by that committee in order for awards or grants under the Company’s equity-based plans to satisfy Rule 16b-3 pursuant to the Securities Exchange Act of 1934, as amended.

The Company’s primary objective in designing and implementing its compensation programs is to maximize shareholder value over time through alignment of employee performance with business goals and strategies that serve shareholders’ interests. The overall goal of the Compensation Committee is to develop executive compensation and equity-based programs which are consistent with and linked to the Company’s strategic and annual business objectives.

Compensation Philosophy

The Compensation Committee has adopted certain principles which are applied in structuring the compensation opportunity for executive officers. These are:

Long Term and At-Risk Focus.    A significant percentage of total compensation for executive officers should be composed of long term, at-risk rewards to focus senior management on the long-term interests of shareholders. Equity-based plans should comprise a major part of the long term, at-risk portion of total compensation to encourage shareholder value-based management decisions, and to link compensation to Company performance and shareholder interests.

Short Term and At-Risk Focus.    A significant portion of cash compensation for executives is linked to achievement of annual business plans or performance objectives. This includes cash bonuses that may be approved by the Compensation Committee relating to those objectives. There is real risk in bonuses paid under this plan, recognizing variability in individual, unit and overall Company performance.

Competitiveness.    Base pay and total compensation should be competitive with other similar companies based upon size, products and markets. A proxy survey of peer group companies is conducted periodically. The peer group surveyed includes appropriate companies contained in the Standard & Poor’s Information Technology Index used in the shareholder return analysis shown later, in addition to other firms in the Company’s business sectors.

Stock Option Awards, Restricted Stock Grants, and Bonus Deferral Program

Equity-based compensation comprises a significant portion of the Company’s key employee compensation programs. The Company’s Amended and Restated 2000 Long-Term Incentive Plan has been utilized for this component of executive officer, long term, equity-oriented compensation. Such plan is administered solely by the Compensation Committee and can involve stock options and restricted stock grants:

Stock Options.    Options provide key employees with the opportunity to achieve an equity interest in the Company. Stock options are granted at 100% of fair market value on the date of grant and have 10-year terms. Stock options granted during the 2002 fiscal year vest two years after the date of grant with respect to 20% of the shares granted, an additional 25% after three years, an additional 25% after four years, and the remaining 30% after five years. The objective is to emphasize a long-term focus by key employees in the acquisition and holding of Common Stock. The number of stock options granted to an individual is based upon the individual’s potential to contribute to future growth of the Company. The frequency and size of individual grant amounts vary. The number of options required to achieve target grant values is based on the prevailing fair market value of the Common Stock.

Restricted Stock.    Restricted stock grants are designed to be granted on a selective basis to key employees to further focus them on the longer term performance of the Company. Generally, grants of restricted shares are subject to forfeiture if a grantee, among other conditions, leaves the Company prior to expiration of the restricted period. Currently, restricted periods are generally four years.

Bonus Deferral Program.    A bonus deferral program, approved by the Board of Directors, allows certain executives to defer a portion of their cash bonus in the form of a restricted stock grant. This program is consistent with the Company’s objectives to increase executives’ share ownership and at risk compensation. Since participating executives are deferring earned cash in the form of shares at risk of forfeiture over three years, the amount deferred is increased by 35%. Mr. Garcia, Mr. Kelly, and Mr. Lawson participated in the plan for the 2002 fiscal year.

Chief Executive Officer’s Compensation

Mr. Garcia’s 2002 fiscal year compensation derived primarily from commitments under Mr. Garcia’s employment agreement (see “Employment Agreements with Paul R. Garcia, James G. Kelly, Barry W. Lawson, and Jeffery C. McWey” below) entered into as of July 12, 2000. The decisions affecting compensation made after that date relate to Mr. Garcia’s specific annual performance goals, results evaluation, and resulting 2002 fiscal year incentive bonus payment.

Mr. Garcia’s bonus opportunity is reviewed annually and is based upon achievement of certain quantitative and qualitative performance objectives. Mr. Garcia agreed to have a portion of his bonus at risk under this plan to preserve deductibility by the Company under Code Section 162(m). The performance objectives included in this plan for the 2002 fiscal year included objectives for revenue, income growth, productivity growth, and the integration of the CIBC transaction and other acquisitions. The balance of his 2002 fiscal year bonus was determined by other objectives.

The Compensation Committee’s general approach in setting Mr. Garcia’s annual compensation opportunity is to seek to be competitive with other companies in the Company’s industry, and for his compensation plan to be consistent with the Company’s business, strategy, and operating results. The Compensation Committee also seeks to have a large percentage of Mr. Garcia’s compensation opportunity based upon current year performance as well as actions to provide sustained long term growth in shareholder value. To accomplish this, a mix of cash, restricted stock and stock options are provided to Mr. Garcia which include a significant element of risk that is based upon the Company’s performance.

COMPENSATION COMMITTEE
Edwin H. Burba, Jr., Chairman
Alex W. Hart
Richard E. Venn/ Gillian H. Denham

Compensation and Other Benefits

The following table presents certain summary information concerning compensation paid or accrued by the Company or its former parent company, NDC, for services rendered in all capacities during the fiscal years ended May 31, 2002 (“2002 fiscal year”), May 31, 2001 (“2001 fiscal year”), and May 31, 2000 (“2000 fiscal year”), for (i) the Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000. Each person listed in (i) and (ii) above are hereinafter referred to as the “Named Executive Officers”.

On January 31, 2001, NDC, the Company’s parent and sole shareholder at the time, distributed 100% of the shares of the Common Stock held by it to the stockholders of record of NDC’s common stock. As a result of this “spin-off transaction,” the Company became an independent public company with its shares of Common Stock registered on the New York Stock Exchange. A portion of the information set forth below, relates to the compensation paid by NDC or earned or granted under various NDC benefit and stock option plans by or to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Restricted Stock Award(s) ($)(1)		Securities Underlying Options(#)		All Other Compensation ($)

Paul R. Garcia	2002	400,000		140,000	(2)	67,522		100,000		9,417	(3)
President and Chief Executive Officer	2001 2000	400,000 369,039	(4) (9)	200,000 127,500	(5)	2,435,895 —	(6) (6)	245,683 —	(7)	66,099 51,095	(8) (10)

James G. Kelly	2002	300,000		165,000	(2)	—		47,985		2,596	(3)
Executive Vice President and Chief Financial Officer	2001 2000	300,000 39,231	(4) (11)	150,000 —		1,369,264 —	(6) (6)	116,999 —	(7) (7)	85,844 —	(8)

Barry W. Lawson	2002	275,000		110,000	(2)	23,305		47,985		8,966	(3)
Executive Vice President and Chief Information Officer	2001 2000	250,000 144,231	(4) (12)	72,000 80,000	(5)	539,136 —	(6) (6)	85,989 —	(7) (7)	2,909 —	(8)

Jeffery C. McWey	2002	159,711	(13)	80,000		—		49,801		6,007	(3)
Executive Vice President and Chief Marketing Officer	2001 2000	— —		— —		— —		— —		— —

(1)
Awards of restricted shares in fiscal year 2002 to Messrs. Garcia, Kelly, Lawson, and McWey have been made under the Company’s Amended and Restated 2000 Long-Term Incentive Plan. The restricted stock awards are valued in the table based upon the closing market prices of the Company’s Common Stock on the grant dates. Grantees have the right to vote and dividends are payable to the grantees with respect to all awards of restricted shares reported in this column. The value of the restricted stock held by the Named Executive Officers on May 31, 2002 based on the closing price of $36.30 per share was $4,225,465; $2,378,195; and $958,733 for Messrs. Garcia, Kelly and Lawson, respectively. The numbers of shares of restricted stock held by Messrs. Garcia, Kelly and Lawson on May 31, 2002 were 116,404, 65,515, and 26,418, respectively.

(2)
Mr. Garcia’s full bonus was $200,000 but $60,000 was deferred pursuant to the bonus deferral program described above in the section titled “Report of the Compensation Committee”. Mr. Kelly’s full bonus was $180,000 but $15,000 was deferred and Mr. Lawson’s full bonus was $120,000 but $10,000 was deferred, in each case pursuant to the bonus deferral program. The restricted stock issued pursuant to the deferred amounts was granted in the 2003 fiscal year and, as such, will be disclosed as a 2003 restricted stock grant in next year’s proxy statement.

(3)
Such amount includes (i) Company contributions to the 401k plan on behalf of Mr. Garcia ($6,820), Mr. Lawson ($6,369), and Mr. McWey ($3,411) and (ii) attendance at the Company’s President’s Club ($2,596 each).

(4)	Messrs. Garcia, Kelly and Lawson were employees of NDC until January 31, 2001, the date of the spin-off transaction, and each of their salaries were paid by NDC until such time.
(5)
Mr. Garcia’s full bonus in fiscal year 2001 was $250,000 but $50,000 was deferred pursuant to the bonus deferral program described above. Mr. Lawson’s full bonus in fiscal year 2001 was $90,000 but $18,000 was deferred pursuant to the bonus deferral program described above. The restricted stock issued pursuant to the deferred amounts was granted in the fiscal year 2002 and, as such, is disclosed as a fiscal year 2002 restricted stock grant.

(6)
Restricted stock grants were originally issued for shares of NDC common stock, but were converted to grants of shares in the Company’s Common Stock on February 1, 2001 in connection with the spin-off transaction. The original value of the restricted stock grants based on the market price of the shares at the time of the grant were as follows: restricted stock worth $30,378 was issued to Mr. Garcia in the 2001 fiscal year; restricted stock worth $2,555,530 was issued to Mr. Garcia in the 2000 fiscal year; restricted stock worth $849,988 was issued to Mr. Kelly in the 2000 fiscal year; and restricted stock worth $300,825 was issued to Mr. Lawson in the 2000 fiscal year.

(7)
Options were originally granted for the purchase of shares of NDC common stock, but were converted to options for shares in the Company on February 1, 2001 in connection with the spin-off transaction. The options were converted based on the distribution ratio in the spin-off transaction. The original option grants were as follows: 120,000 shares of NDC common stock for Mr. Garcia in the 2001 fiscal year, 57,000 shares of NDC common stock for Mr. Kelly in the 2000 fiscal year, and 42,000 shares of NDC common stock for Mr. Lawson in the 2000 fiscal year.

(8)
This amount includes (i) Company contributions to the 401K plan on behalf of Mr. Garcia ($10,495) and Mr. Lawson ($2,909) and (ii) moving expenses paid by the Company for Mr. Garcia ($55,604) and Mr. Kelly ($85,844).

(9)	Mr. Garcia began full time employment in July 1999 and the compensation shown is for a partial year.
(10)	Such amount includes moving expenses paid by the Company for Mr. Garcia ($51,095).
(11)	Mr. Kelly began full time employment in April 2000 and the compensation shown is for a partial year.
(12)	Mr. Lawson began full time employment in November 1999 and the compensation shown is for a partial year.
(13)	Mr. McWey began full time employment in October 2001 and the compensation shown is for a partial year.

[Remainder of Page Intentionally Left Blank]

Option Grants in Last Fiscal Year.    The following table sets forth information concerning option grants during the 2002 fiscal year to the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price($/Sh)	Expiration Date	Grant Date Present Value ($)(2)

Paul R. Garcia	100,000	14.19%	26.05	06/01/11	$1,247,000

James G. Kelly	47,985	6.81%	26.05	06/01/11	598,373

Barry W. Lawson	47,985	6.81%	26.05	06/01/11	598,373

Jeffery C. McWey	49,801	7.06%	30.12	10/26/11	726,099

(1)
The Company granted options to employees to purchase a total of 704,965 shares during the 2002 fiscal year. Stock options are granted at 100% of fair market value on the date of the grant and have 10 year terms. Stock options granted during the 2002 fiscal year vest 2 years after the date of the grant with respect to 20% of the shares granted, an additional 25% after 3 years, an additional 25% after 4 years, and the remaining 30% after 5 years.

(2)
These grant date values, based on the Black-Scholes option pricing model and the assumptions described in Note 11 to the Company’s Consolidated Financial Statements in the Form 10-K filed for the 2002 fiscal year, are for illustrative purposes only, and are not intended to be a forecast of what future performance will be.

Option Exercises and Fiscal Year-End Values.    The following table sets forth information concerning the number and value of unexercised options held by the Named Executive Officers as of May 31, 2002. No options were exercised by the Named Executive Officers during the 2002 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul R. Garcia	—	345,683	—	$6,341,579

James G. Kelly	23,342	141,342	$545,035	$2,671,732

Barry W. Lawson	17,199	116,775	$423,611	$2,876,169

Jeffery C. McWey	—	49,801	—	$307,770

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements with Paul R. Garcia, James G. Kelly, Barry W. Lawson and Jeffery C. McWey.    Each of Messrs. Garcia, Kelly, Lawson and McWey are parties to employment agreements with the Company, the material terms of which are summarized below.

Each Named Executive Officer is entitled to a minimum annual salary, subject to yearly review, plus an annual at-risk incentive bonus opportunity, which is determined annually based on a range of specific financial objectives reflecting his area and scope of responsibility. Each Named Executive Officer is also entitled to participate in all incentive, savings and welfare benefit plans generally made available to executive officers of the Company. The current annual salaries of these Named Executive Officers are as follows: Mr. Garcia—$450,000; Mr. Kelly—$325,000; Mr. Lawson—$300,000; and Mr. McWey— $275,000.

Each of Messrs. Garcia, Kelly, Lawson, and McWey has agreed in his employment agreement not to disclose confidential information or compete with the employer, and not to solicit the employer’s customers or recruit its employees, for a period of 24 months following the termination of his employment.

Each of the employment agreements may be terminated by the Company at any time for “cause” or “poor performance” (as defined therein) or for no reason, or by the Named Executive Officer with or without “good reason” (as defined therein). Each employment agreement will also be terminated upon the death, disability or retirement of the Named Executive Officer. Depending on the reason for the termination and when it occurs, the Named Executive Officer will be entitled to certain severance benefits, as described below.

If, prior to a change in control, the Named Executive Officer’s employment is terminated by the Company without cause (but not for poor performance) or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 18 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards will vest and those stock options that would have vested in the next 24 months will vest and remain exercisable for 90 days after the end of the salary continuation period, as described above.

If, prior to a change in control, the Named Executive Officer’s employment is terminated by the Company for poor performance, the Company will be required to pay him his accrued salary and benefits through the date of termination plus a portion of his target annual bonus for the current year. For up to 12 months, or until he is employed elsewhere or he violates certain restrictive covenants, the Company will continue to pay the Named Executive Officer his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards and stock options that would have vested in the next 24 months will vest and the options will remain exercisable for 90 days after the earlier of six months or the end of the salary continuation period, as described above.

If, within 36 months after a change in control, the Named Executive Officer’s employment is terminated by the Company without cause or he resigns for good reason, the Company will be required to pay him his accrued salary and benefits through the date of termination plus 100% of his annual bonus opportunity for the current year. For 24 months (unless he violates certain restrictive covenants), the Company will continue to pay the executive his base salary and will provide him with health insurance coverage. In addition, all of the Named Executive Officer’s restricted stock awards and stock options will vest and the options will remain exercisable for 90 days after the end of the salary continuation period, as described above.

Whether or not a change in control shall have occurred, if the employment of the Named Executive Officer is terminated by reason of his death, disability or retirement, he will be entitled to his accrued salary and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the Named Executive Officer for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

For purposes of these employment agreements, a change in control of the Company is generally defined as the acquisition by a third party of 35% or more of the voting power of the Company, or the consummation of certain mergers, asset sales or other major business combinations. A restructuring or separation of any line of business of the Company will not, of itself, constitute a change in control. Each of these employment agreements provides that the Named Executive Officer will be entitled to a tax gross-up payment from the Company to cover any excise tax liability he may incur as a result of payments or benefits contingent on a change in control, but such gross-up payment will be made only if the after-tax benefit to the Named Executive Officer of such tax gross-up is at least $50,000. If not, the benefits would be reduced to an amount that would not trigger the excise tax.

Shareholder Return Analysis

The following line-graph presentation compares cumulative shareholder returns of the Company with the Standard & Poor’s Information Technology Index and the Standard & Poor’s 500 Stock Index for the sixteen month period beginning on February 1, 2001, the date of the spin-off transaction (assuming the investment of $100 in the Company’s Common Stock, Standard & Poor’s Technology Index and Standard & Poor’s 500 Stock Index on February 1, 2001 and reinvestment of all dividends). In last year’s proxy statement, the Company compared the cumulative shareholder returns of the Company to the Standard & Poor’s Computers (Software and Services) Index, which was discontinued during the last fiscal year. As a result, the Company has selected the Standard & Poor’s Information Technology Index as a replacement for the discontinued Standard & Poor’s Computers (Software and Services) Index, and the Company has not included a comparison to the Standard & Poor’s Computers (Software and Services) Index in the following line graph.

COMPARISON OF 16 MONTH CUMULATIVE TOTAL RETURN*
AMONG GLOBAL PAYMENTS INC., THE S & P 500 INDEX
AND THE S & P INFORMATION TECHNOLOGY INDEX

*$100 invested on 2/1/01 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

2.	APPROVAL OF THE ADOPTION OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

Prior to the spin-off transaction, the Company’s Board of Directors and then sole shareholder adopted and approved the Global Payments Inc. 2000 Long-Term Incentive Plan (the “Plan”). The Plan became effective as of December 14, 2000. On September 18, 2002, the Board of Directors adopted proposed amendments to the Plan, subject to shareholder approval, that would:

•	eliminate the “evergreen” annual share replenishment feature of the Plan;

•
provide that, unless approved by the Company’s shareholders or otherwise permitted by the antidilution provisions of the Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended;

•	provide that the exercise price of an option or stock appreciation right (“SAR”) may not be less than the fair market value of the underlying Common Stock on the date of grant;

•
reduce the annual award limit from 400,000 options or SARs per person per year to 300,000 shares per person per year awarded as options, SARs or other stock-based awards, such as restricted stock awards or performance shares; and

•	provide that awards to non-employee directors may be made only pursuant to director compensation programs established from time to time and not otherwise on a discretionary basis.

In order to preserve the full deductibility of awards made pursuant to the Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the Plan, as proposed to be amended and restated, is being submitted to the Company’s public shareholders for approval.

As of September 16, 2002, there were approximately 525 employees, officers and directors eligible to participate in the Plan. As of September 16, 2002, there were approximately 3,887,027 shares of Common Stock subject to outstanding awards (of which 2,627,835 were issued at the time of the spin-off transaction in the process of converting outstanding awards granted prior to the spin-off transaction under the incentive plans of NDC) and approximately 2,112,973 shares of Common Stock were reserved and available for future awards under the Plan. If the Company’s shareholders do not approve the Plan, as proposed to be amended and restated, the Company will not grant any additional awards under the Plan and it will be terminated as of the last date that an award granted thereunder has vested, expired, lapsed or been exercised or forfeited.

A summary of the Plan, as proposed to be amended and restated, is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

Purpose.    The purpose of the Plan is to promote the success of the Company by linking the personal interests of the Company’s employees, officers and directors to those of its shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.    The Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of Common Stock,
•	stock appreciation rights (SARs),
•	restricted stock,
•	performance awards payable in stock or cash,

•	dividend equivalents, or
•	stock or other stock-based awards.

Limitations on Awards.    No more than 15% of the shares authorized under the Plan may be granted as awards of restricted or unrestricted stock awards or performance shares. The maximum number of shares of Common Stock with respect to one or more awards, including options or stock appreciation rights, that may be granted during any one calendar year under the Plan to any one participant is 300,000. The maximum fair market value of any awards other than options, SARs or restricted stock awards that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the Plan is $5,000,000.

Administration.    The Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee has the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the Plan; and make all other decisions and determinations that may be required under the Plan. The Board of Directors may at any time administer the Plan. If it does so, it will have all the powers of the Compensation Committee.

Stock Options.    The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the Plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years.

Stock Appreciation Rights.    The Compensation Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Compensation Committee, which may not be less than the fair market value of one share of Common Stock on the date of grant.

Restricted Stock Awards.    The Compensation Committee may make awards of restricted stock to participants, which are subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Performance Awards.    The Compensation Committee may grant performance awards that are designated in cash (performance units) or in shares of Common Stock (performance shares). The Compensation Committee has the complete discretion to determine the number of performance awards granted to any participant and to set performance goals and other terms or conditions to payment of the performance awards in its discretion which, depending on the extent to which they are met, determine the number and value of performance awards that will be paid to the participant.

Dividend Equivalents.    The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an option or SAR, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

Stock or Other Stock-Based Awards.    The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the Plan, including, without limitation, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of

Common Stock, and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee may determine the terms and conditions of any such awards.

Performance Goals.    The Compensation Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, region, department or function within the Company or an affiliate:

•	return on equity,
•	return on assets,
•	stock price,
•	total shareholder return,
•	revenue,
•	profit contribution,
•	net income,
•	EBIT (earnings before interest and taxes),
•	EBITDA (earnings before interest, depreciation, taxes and amortization),
•	earnings per share,
•	operating income, or
•	margin percentage of revenue.

The Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals must be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.    No award is assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration of Awards.    Upon a participant’s retirement (as defined in the Plan), or upon a participant’s death or disability during the participant’s employment or service as a director, all of his or her outstanding awards will become fully vested and exercisable. In the case of retirement, a participant’s options or SARs will remain exercisable until the earlier of the original expiration date or the fifth anniversary of the participant’s retirement. In the case of death or disability, a participant’s options or SARs will thereafter continue or lapse in accordance with the other provisions of the Plan and the award agreement. The Compensation Committee may also in its discretion accelerate the vesting of awards for any other reason. The Compensation Committee may discriminate among participants or among awards in exercising its discretion.

Adjustments.    In the event of a stock split, a dividend payable in shares of the Company’s Common Stock, a combination or consolidation of the Company’s Common Stock into a lesser number of shares, an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the Plan will automatically be adjusted proportionately, and the Compensation Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Company’s Board of Directors or the Compensation Committee may, at any time and from time to time, terminate or amend the Plan without shareholder approval; provided, however, that the Board or the Compensation Committee may condition any amendment on the approval of the Company’s shareholders for any reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plan may adversely affect any award previously granted under the Plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the Company’s shareholders or otherwise permitted by the antidilution provisions of the Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects

Nonqualified Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the Plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Transfers of Options.    The Compensation Committee may, but is not required to, permit the transfer of nonqualified stock options granted under the Plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee’s immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, the Company, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options.

Federal Income Tax.    There will be no federal income tax consequences to the optionee, the Company, or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and the Company will be allowed a corresponding deduction. The gain, if any, realized upon the transferee’s subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee’s holding period. The transferee’s basis in the stock will be the fair market value of such stock at the time of exercise of the option.

Federal Estate and Gift Tax.    If an optionee transfers a nonqualified stock option to a transferee during the optionee’s life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee’s life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent’s gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a “Black-Scholes” or other appropriate option pricing methodology, in accordance with IRS requirements.

SARs.    A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and the Company will be allowed as a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). If the participant files an election under Code §83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code §83(b) election.

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the participant receives or has the right to receive payment of cash or shares under the performance award, the cash amount of the fair market value of the shares of stock will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

Benefits to Named Executive Officers and Others

The table below reflects awards granted during the fiscal year ended May 31, 2002 to the persons and groups shown in the table below. Any future awards under the Plan will be made at the discretion of the Board of Directors or the Compensation Committee, as the case may be. Consequently, the Company cannot determine, with respect to (1) the executive officers, (2) all current executive officers as a group, (3) all non-executive directors, as a group, or (4) all eligible participants, including all current officers who are not executive officers, as a group, either the benefits or amounts that will be received in the future by such persons or groups pursuant to the Plan.

Amended and Restated 2000 Long-Term Incentive Plan

	Stock Option Grants(1)			Restricted Stock Awards
Name and Position	Dollar Value of Options		Number of Options	Dollar Value of Awards (3)	Number of Shares
Paul R. Garcia Chief Executive Officer and President	$0	(2)	100,000	$60,653	2,592	(4)

James G. Kelly Executive Vice President and Chief Financial Officer	0	(2)	47,985	0	0

Barry W. Lawson Executive Vice President and Chief Information Officer	0	(2)	47,985	21,832	933	(4)

Jeffery C. McWey Executive Vice President and Chief Marketing Officer	0	(2)	49,801	0	0

All Executive Officers as a Group	0	(2)	245,771	82,485	3,525	(4)

All Non-Executive Directors as a Group	0		0	94,349	4,032	(5)

All Non-Executive Officer Employees as a Group	0	(2)	459,194	0	0

(1)
The options vest as to 20% of the shares on the second anniversary of the grant date, 25% on the third and fourth anniversaries of the grant date, and 30% on the fifth anniversary of the grant date. The weighted average exercise price per share for options granted to the Named Executive Officers under the Plan during the fiscal year ended May 31, 2002 was $26.87 per share.

(2)
The dollar value of the options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. As of September 13, 2002, the fair market value of the shares was $23.40, based on the closing price of the Common Stock on that day.

(3)	Based on the $23.40 closing price for the Common Stock on September 13, 2002.
(4)	The restrictions on the restricted stock lapse in three equal installments on the first, second, and third anniversaries of the date of grant.
(5)
Mr. Yellowlees received 1,152 shares of unrestricted stock and each of the other non-employee directors received (or were entitled to receive) 576 shares of unrestricted stock pursuant to the compensation policy applicable to the non-employee members of the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE APPROVAL OF
THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

3.	APPROVAL OF THE ADOPTION OF THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

Prior to the spin-off transaction, the Company’s Board of Directors and then sole shareholder adopted and approved the 2000 Employee Stock Purchase Plan, which became effective on February 1, 2001. In order to preserve its status as a qualified employee stock purchase plan within the meaning of Section 423 of the Code, the plan is being submitted to the Company’s public shareholders for approval. No amendments to the plan are proposed. If not approved by the shareholders at the Annual Meeting, the plan will be terminated, any and all contributions to the plan shall cease, and any cash balances credited to participants’ accounts shall be promptly distributed to them.

The Company has reserved 1,200,000 shares of Common Stock for purchase pursuant to the plan. As of September 13, 2002, there were approximately 1,780 employees eligible to participate in the plan.

A summary of the plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is attached to this Proxy Statement as Appendix B.

Summary of the Plan

Purpose.    The purpose of the plan is to provide a means by which the Company’s employees and the employees of the Company’s designated subsidiaries may be given an opportunity to purchase the Company’s Common Stock at a discount to market prices. The Company believes that this provides incentives for such employees to remain with the Company and to exert maximum efforts for its success.

Stock Subject to the Plan.    Subject to adjustment as provided in the plan, a maximum of 1,200,000 shares of Common Stock is available for purchase by participants under the plan. The shares issuable under the plan may be issued out of authorized but unissued shares or may be shares issued and later acquired by the Company. All cash received or held by the Company under the plan may be used by the Company for any corporate purpose.

Administration.    The plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has authority to interpret and construe the provisions of the plan, to adopt rules and regulations for administering the plan, and to make all other determinations necessary or advisable for administering the plan. The Compensation Committee will select from time to time an administrator to operate and perform the day-to-day administration of the plan and maintain records of the plan.

Eligibility.    Employees are eligible to participate in the plan if they are customarily employed by the Company or one of its subsidiaries designated by the Compensation Committee for at least 20 hours per week and at least five months each calendar year.

General Operation of the Plan.    An eligible employee may elect to become a participant in the plan by filing with the administrator a request form authorizing a regular payroll deduction from the employee’s paycheck. A participant’s request form will remain effective from offering period to offering period until amended or canceled. Offering periods are the three-month periods beginning January 1, April 1, July 1 and October 1 of each year. A participant’s payroll deduction must be in any whole dollar amount or percentage from one to 20 percent of his or her eligible compensation. A participant may not make cash contributions or payments to the plan.

A book account is established for each participant, to which his or her payroll deductions are credited, until these amounts are withdrawn, distributed or used to purchase Common Stock. No interest is credited on these cash amounts. Whole shares of Common Stock are held in the participant’s account until distributed.

On the first day of each offering period, each eligible employee is granted an option to purchase on the last day of the offering period the number of full shares of Common Stock that the cash credited to the participant’s account at that time will purchase at the purchase price. An employee may not be granted an option for an offering period if immediately after the grant, he or she would own five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. A participant cannot receive options that, in combination with options under other plans qualified under Section 423 of the Code, would result during any calendar year in the purchase of shares having an aggregate fair market value of more than $25,000. The maximum number of shares of Common Stock that may be purchased by any participant in the plan during any one offering period is 1,600 shares.

Unless the cash credited to a participant’s account is withdrawn or distributed, his or her option to purchase shares of Common Stock is deemed to have been exercised automatically on the purchase date. The purchase price is the lesser of 85% of the fair market value of the Common Stock on the first trading day of the offering period, or 85% of the fair market value of the Common Stock on the last trading day of the offering period. Since the shares are purchased at less than market value, employees receive a benefit from participating in the plan.

Options granted under the plan are not transferable except by will or by the laws of descent and distribution and are exercisable only by the participant during his or her lifetime.

No Employment Rights.    Eligibility or participation in the plan does not give any employee the right to remain an employee.

Termination of Employment.    If a participant terminates employment, the cash balance in his or her account will be returned to the participant (or his or her beneficiary in the case of the participant’s death) in cash, without interest, as soon as practicable, and certificates for the shares of Common Stock credited to the participant’s account will be distributed as soon as practicable.

Amendment and Termination of the Plan.    The Compensation Committee may amend the plan at any time, but no amendment may (1) affect any right or obligation with respect to any grant previously made, unless required by law, or (2) unless previously approved by the Company’s shareholders (where such approval is necessary to satisfy the Code, the rules of any stock exchange on which the Company’s Common Stock is listed, or the requirements necessary to meet any exemption from the application of federal securities laws), materially affect the eligibility requirements or increase the number of shares of Common Stock eligible for purchase under the plan. The plan may be terminated by the Compensation Committee at any time. Cash balances then credited to participants’ accounts will be distributed as soon as practicable, without interest.

Federal Income Tax Consequences to the Company and to Participants

The plan is designed to qualify as an employee stock purchase plan under Section 423 of the Code. A general summary of the federal income tax consequences regarding the plan is stated below.

Neither the grant nor the exercise of options under the plan will have a tax impact on the participant or the Company. If a participant disposes of the Common Stock acquired upon the exercise of his or her options after at least two years from the date of grant and one year from the date of exercise, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount equal to the lesser of (1) the original 15% discount on the shares assuming the stock had been purchased on the offering date or (2) the participant’s actual gain (the excess of the fair market value of the shares of Common Stock on the day of disposition over the price paid for the shares). If a participant holds Common Stock at the time of his or her death, the holding period requirements are automatically deemed to have been satisfied. The Company will not be allowed a deduction if the holding period requirements are satisfied. If a participant disposes of Common Stock before the holding period is satisfied, then the participant will be deemed to have received ordinary taxable income in the calendar year of disposition in an amount per share equal to the difference between the price paid for the share and the market value of the share on the date it was purchased. Any additional gain will be treated as long-term or short-term capital gain. The Company will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

The above discussion is intended to summarize the applicable provisions of the Code which are in effect as of September 1, 2002. The tax consequences of participating in the plan may vary with respect to individual situations. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the plan as to both federal and state income tax considerations.

Benefits to Named Executive Officers and Others

Because participation in the plan is voluntary, it is not presently possible to determine either the benefits or amounts that will be received in the future by any person or group pursuant to the plan. During the fiscal year ended May 31, 2002, the following employees and groups participated in the plan. The closing price of the Company’s Common Stock, as reported by the New York Stock Exchange on September 13, 2002, was $23.40.

Employee Stock Purchase Plan
Name and Position	Dollar Value	Shares of Common Stock Purchased under the Plan
Paul R. Garcia Chief Executive Officer and President	$ 9,229(1) 11,140(2) — 10,791(4)	610 446 0 376

James G. Kelly Executive Vice President and Chief Financial Officer	$ — 4,223(2) 3,962(3) 3,243(4)	0 169 113 112

Barry W. Lawson Executive Vice President and Chief Information Officer	$ 575(1) 1,474(2) 1,895(3) 2,239(4)	38 59 77 78

Jeffery C. McWey Executive Vice President and Chief Marketing Officer	—	—

All Executive Officers as a Group (including the above)	$ 9,804(1) 16,837(2) 5,857(3) 16,273(4)	648 674 190 566

All Non-Executive Employees as a Group (excluding the above)	$303,266(1) 426,779(2) 355,418(3) 431,935(4)	20,044 17,078 14,442 15,050

(1)	This amount is the purchase price for the shares, which represents a 48% discount to the market value of the Company’s Common Stock on the June 29, 2001 purchase date, which was $30.10 per share.

(2)	This amount is the purchase price for the shares, which represents a 15% discount to the market value of the Company’s Common Stock on the September 28, 2001 purchase date, which was $29.40 per share.

(3)	This amount is the purchase price for the shares, which represents a 28% discount to the market value of the Company’s Common Stock on the December 31, 2001 purchase date, which was $34.40 per share.

(4)	This amount is the purchase price for the shares, which represents a 22% discount to the market value of the Company’s Common stock on the March 28, 2002 purchase date, which was $36.65 per share.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE APPROVAL OF
THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2002, including the Company’s Amended and Restated 2000 Long-Term Incentive Plan, the Company’s 2000 Non-Employee Director Stock Option Plan, and the Company’s 2000 Employee Stock Purchase Plan, each of which has previously been approved by the Company’s shareholders. The shareholders are being asked to approve an amendment and restatement of the 2000 Long-Term Incentive Plan and to re-approve the 2000 Employee Stock Purchase Plan, as provided in Proposals 2 and 3 above, but no additional shares are requested for issuance under either such plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	2,755,540	$16.87	4,158,916
Equity compensation plans not approved by security holders:	—	—	—

Total	2,755,540	$16.87	4,158,916

Amended and Restated 2000 Non-Employee Director Stock Option Plan

On January 5, 2001, the Board of Directors and then sole shareholder of the Company approved the Amended and Restated 2000 Non-Employee Director Stock Option Plan (the “2000 Director Plan”), pursuant to which each member of the Board of Directors who is not an employee of the Company or any of its affiliates and who has not been appointed or elected to the Board solely by reason of his or her affiliation with a shareholder of the Company is granted upon election or appointment to the Board, and on the day after each annual meeting, an option to purchase that number of shares of Common Stock having a fair market value on the date of grant equal to $125,000. Option grants under the 2000 Director Plan are prorated based on a partial year of service. As of May 31, 2002, options to acquire 40,728 shares of Common Stock were outstanding under the 2000 Director Plan, out of the 400,000 shares originally reserved for issuance. For more information concerning the 2000 Director Plan, see “Other Information About the Board and its Committees” above.

4.	RATIFICATION OF THE REAPPOINTMENT OF AUDITORS

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for the Company. The Audit Committee has recommended that Deloitte & Touche LLP (“Deloitte”), who served during part of the fiscal year ended May 31, 2002, be selected for the fiscal year ending May 31, 2003, and the Board has approved the selection. Unless a shareholder directs otherwise, proxies will be voted for the approval of the selection of Deloitte as independent public accountants for fiscal year ending May 31, 2003. If the appointment of Deloitte is not ratified by the shareholders, the Board will consider the selection of other independent public accountants for 2003.

A representative of Deloitte is expected to be present at the 2002 Annual Meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Change in Registrant’s Certifying Accountant

As recommended by the Company’s Audit Committee on May 2, 2002, the Company’s Board of Directors, decided to dismiss Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engage Deloitte to serve as the Company’s independent public accountants for the remainder of the fiscal year ending May 31, 2002 and thereafter.

Andersen’s reports on the Company’s consolidated financial statements during the two years immediately preceding their dismissal did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through the date of Andersen’s dismissal, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and through the date that Deloitte was engaged to serve as the Company’s independent public accountants, the Company did not consult Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Company provided Andersen and Deloitte with a copy of the foregoing disclosures.

Audit Fees

The aggregate fees billed by Andersen for professional services rendered for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal year 2002 were $50,000. The aggregate fees billed by Deloitte for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during that fiscal year were $240,000.

Financial Information Systems Design and Implementation Fees

Neither Andersen nor Deloitte billed the Company any fees for professional services rendered to the Company during the fiscal year ended May 31, 2002 in connection with operating, or supervising the operation of, the Company’s financial information systems or managing the Company’s local area network and designing and implementing a hardware or software system that aggregates source data underlying the Company’s financial statements or generates information that is significant to the Company’s financial statements.

All Other Fees

The aggregate fees billed by Andersen for professional services rendered during the fiscal year ended May 31, 2002, other than as stated above under the caption Audit Fees, were $532,319. No fees were billed by Deloitte for professional services rendered during the fiscal year ended May 31, 2002, other than as stated above under the caption Audit Fees.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by Andersen for the fiscal year ended May 31, 2002. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of Andersen as the Company’s independent accountants. The Company’s Audit Committee has also reviewed the services rendered and the fees billed by Deloitte for the fiscal year ended May 31, 2002. In light of the fact that there were no services rendered or fees billed last year by Deloitte that were not related directly to the audit of the Company’s financial statements, the Audit Committee concluded that Deloitte has maintained independence as the Company’s independent accountants.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF
THE REAPPOINTMENT OF THE AUDITORS

Certain Relationships and Related Transactions.

Transactions with CIBC

On March 20, 2001, the Company purchased CIBC’s merchant acquiring business. As a result of this transaction, CIBC acquired beneficial ownership of approximately 26.25% of the Company’s outstanding Common Stock and two of its employees were appointed to the Company’s Board of Directors. These designees, Richard E. Venn and I. David Marshall, were appointed as Class I and Class III directors, respectively. On August 15, 2002, Mr. Marshall retired from CIBC and therefore resigned from the Company’s Board of Directors. CIBC designated another employee, Gillian H. Denham, to replace Mr. Marshall and such designation was approved by the full Board of Directors. For additional information regarding Messrs. Venn and Denham, see “Proposal 1. Election of Directors – Nominees” and “—Certain Information Concerning the Nominees and Directors” in this Proxy Statement. A summary of certain agreements governing the ongoing relationship between the Company and CIBC are discussed below.

Transition Services Agreement.    CIBC provides transition services to the Company under an agreement to provide various support services to the merchant acquiring business for a 24-month period commencing on the acquisition date of March 20, 2001. The purpose of the agreement is to facilitate the integration of CIBC’s merchant acquiring business into the Company’s existing operations. These services include customer service, credit and debit card processing and settlement functions. For fiscal year 2002, the Company incurred expenses of approximately $31.1 million related to these services.

Credit Facility.    The Company has a credit facility from CIBC that provides a line of credit up to $140 million (Canadian dollars) with an additional overdraft facility available to cover larger advances during periods of peak usage of credit and debit cards. The facility carries an interest rate equal to Canadian Dollar LIBOR plus 0.40%. It contains customary covenants and events of default. This line of credit is secured by a first priority security interest in the Company’s accounts receivable from VISA Canada/International, and has been guaranteed by the Company’s subsidiaries. The CIBC credit facility had an initial term of 364 days expiring March 19, 2002, and has been subsequently extended until November 29, 2002. There were no amounts outstanding under the CIBC credit facility as of May 31, 2002.

Additional Information

Solicitation of Proxies.    The cost of soliciting proxies will be borne by the Company, however, shareholders voting electronically (via phone or the Internet) should understand that there may be costs associated with electronic access, such as usage charges from Internet service providers or telephone companies and the like. In addition to solicitation of shareholders of record by mail, telephone, or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and the Company may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of Common Stock. The Company has also engaged Georgeson Shareholder to solicit proxies on behalf of the Company and it is estimated that the fees for such services will not exceed $10,000.

Shareholder Proposals.    Only proper proposals under Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) which are timely received will be included in the Proxy Statement and Proxy for the 2003 annual meeting of shareholders. Notice of shareholder proposals will be considered untimely if received by the Company after May 23, 2002. If the Company does not receive notice of any matter that a shareholder wishes to raise at the 2003 Annual Meeting by August 6, 2003 and a matter is properly raised at such meeting, the proxies granted in connection with that meeting will have discretionary authority whether or not to vote on the matter.

Shareholder List.    The Company will maintain a list of shareholders entitled to vote at the Annual Meeting at its corporate offices at Four Corporate Square, Atlanta, Georgia 30329-2009. The list will be available for examination at the Annual Meeting.

Annual Report on Form 10-K.    A copy of the Company’s Annual Report on Form 10-K, including the financial statements and financial statement schedules (but without exhibits) for the fiscal year ended May 31, 2002 will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., Four Corporate Square, Atlanta, Georgia 30329-2009, Attention: Investor Relations. Additionally, the EDGAR version of the Company’s Form 10-K is available on the Internet on the SEC’s web site (www.sec.gov).

Closing Price.    The closing price of the Common Stock, as reported by the New York Stock Exchange on September 13, 2002 was $23.40.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reporting forms furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2002 fiscal year, all of its officers, directors and 10% shareholders complied with the reporting requirements of the SEC regarding their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Securities Exchange Act of 1934).

REPORT OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of the Audit Committee’s activities to the Board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and Deloitte (the independent auditors) is responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended May 31, 2002. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors their independence. In addition, the Audit Committee has considered the compatibility of nonaudit services with the auditors’ independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the Company’s Annual Report on Form 10-K for the year ended May 31, 2002, filed with the SEC.

AUDIT COMMITTEE
William I Jacobs, Chairman
I. David Marshall/Richard E. Venn
Alex W. Hart
Charles G. Betty

APPENDIX A

GLOBAL PAYMENTS INC.
AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1    GENERAL.    The purpose of the Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Global Payments Inc. (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.

ARTICLE 2
EFFECTIVE DATE

2.1    EFFECTIVE DATE.    The Plan shall be effective as of the first date that it shall have been approved by both the Board and the shareholders of the Company.

ARTICLE 3
DEFINITIONS

3.1    DEFINITIONS.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means Global Payments Inc., a Georgia corporation.

(h) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company, as applicable, as determined in accordance with Section 13.13.

(j) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(l) “Effective Date” has the meaning assigned such term in Section 2.1.

(m) “Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

(n) “Exchange” means the Nasdaq National Market, the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

(o) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(p) “Grant Date” means the date an Award is made by the Committee.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or any Affiliate.

(s) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(t) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(v) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(w) “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 13.6 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(x) “Performance Award” means Performance Shares or Performance Units granted pursuant to Article 9.

(y) “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(z) “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(aa) “Plan” means the Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan, as amended from time to time.

(bb) “Qualified Performance-Based Award” means (i) a Performance Award, Restricted Stock Award or Other Stock-Based Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 13.12(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(cc) “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 13.12(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(dd) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(ee) “Retirement” in the case of an employee means termination of employment with the Company or an Affiliate after attaining a total combination of age and years of service of at least 70; provided, however, that a termination of employment prior to age 60 shall not constitute Retirement for purposes of the Plan unless the Participant shall have given 12 months advance written notice to the Company of his or her intent to retire, or the Company shall have expressly waived such prior notice. “Retirement” in the case of a non-employee director of the Company means retirement of the director in accordance with the provisions of the Company’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director.

(ff) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(gg) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 14.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 14.1.

(hh) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(ii) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(jj) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(kk) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ll) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2    ACTION AND INTERPRETATIONS BY THE COMMITTEE.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3    AUTHORITY OF COMMITTEE.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards hereunder to Non-Employee Directors shall be made only in accordance with the terms, conditions and parameters established from time to time for the compensation of the Company’s Non-Employee Directors, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4.    AWARD CERTIFICATES.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES.    Subject to adjustment as provided in Section 14.1, the aggregate number of Shares reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Award) shall be 3,000,000. Not more than 15% of such aggregate number of Shares may be granted as Awards of Restricted Stock, Performance Shares or unrestricted Stock.

5.2.    LAPSED AWARDS.    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any Shares subject to the Award will again be available for the grant of Awards under the Plan and Shares subject to Awards settled in cash will be available for the grant of Awards under the Plan.

5.3.    STOCK DISTRIBUTED.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of Shares with respect to one or more Awards, including Options and/or SARs, that may be granted during any one calendar year under the Plan to any one Participant shall be 300,000. The maximum fair market value (measured as of the Grant Date) of any Awards other than Options, SARs or Restricted Stock Awards that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $5,000,000.

ARTICLE 6
ELIGIBILITY

6.1.    GENERAL.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.    The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months.

(d) EXERCISE TERM.    In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2.    INCENTIVE STOCK OPTIONS.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) LAPSE OF OPTION.    An Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4) One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the termination of the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

If a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment, including any shares that vested as of the termination date by reason of acceleration. Upon the Participant’s death, any exercisable Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 13.6.

(b) INDIVIDUAL DOLLAR LIMITATION.    The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) TEN PERCENT OWNERS.    No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) EXPIRATION OF AUTHORITY TO GRANT INCENTIVE STOCK OPTIONS.    No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) RIGHT TO EXERCISE.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) ELIGIBLE GRANTEES.    The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.    GRANT OF STOCK APPRECIATION RIGHTS.    The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT.    Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one Share on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b) OTHER TERMS.    All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE AWARDS

9.1.    GRANT OF PERFORMANCE AWARDS.    The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3.

9.2.    PERFORMANCE GOALS.    The Committee may establish performance goals for Performance Awards which may be based on any one or more of the Qualified Performance Criteria listed in Section 13.12(b) or any other criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to a Performance Award that is intended to be a Qualified Performance-Based Award.

9.3.    RIGHT TO PAYMENT.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or property other than Shares, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the number and value of the Performance Award that will be paid to the Participant.

9.4.    OTHER TERMS.    Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AWARDS

10.1.    GRANT OF RESTRICTED STOCK.    The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

10.2.    ISSUANCE AND RESTRICTIONS.    Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

10.3.    FORFEITURE.    Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4.    CERTIFICATES FOR RESTRICTED STOCK.    An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to share of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11
DIVIDEND EQUIVALENTS

11.1    GRANT OF DIVIDEND EQUIVALENTS.    The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares of Stock, or otherwise reinvested.

ARTICLE 12
STOCK OR OTHER STOCK-BASED AWARDS

12.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 13
PROVISIONS APPLICABLE TO AWARDS

13.1.    STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2.    EXCHANGE PROVISIONS.    Subject to Section 15.2, the Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 14.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

13.3.    TERM OF AWARD.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem with an Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

13.4.    FORM OF PAYMENT FOR AWARDS.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.5.    LIMITS ON TRANSFER.    No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

13.6    BENEFICIARIES.    Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

13.7.    STOCK CERTIFICATES.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

13.8    ACCELERATION UPON DEATH OR DISABILITY.    Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon the Participant’s death or Disability during his Continuous Status as a Participant, all of such Participant’s outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on his outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.9.    ACCELERATION FOR ANY OTHER REASON.    Regardless of whether an event has occurred as described in Section 13.8 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.9.

13.10    EFFECT OF ACCELERATION.    If an Award is accelerated under Section 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

13.11    RETIREMENT.    Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon the Participant’s Retirement (as defined in Section 3.1), all of his outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on the Participant’s outstanding Awards shall lapse. Any Options or Stock Appreciation Rights held by the Participant shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the fifth anniversary of the Participant’s Retirement. To the extent that this provision causes any Incentive Stock Options to fail to meet the requirements of Code Section 422, such Options shall be deemed to be Non-Qualified Stock Options.

13.12.    QUALIFIED PERFORMANCE-BASED AWARDS.

(a)    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b)    When granting any Performance Award, Restricted Stock or Other Stock-Based Award other than Options or Stock Appreciation Rights, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) (1) return on equity, (2) return on assets, (3) stock price, (4) total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (5) revenue, (6) profit contribution, (7) net income, (8) EBIT (earnings before interest and taxes), (9) EBITDA (earnings before interest, depreciation, taxes and amortization), (10) earnings per share, (11) operating income, or (12) margin percentage of revenue. The performance goal may be stated in terms of a dollar amount, a percentage increase, a target percentage, an amount or percent of change over time, or any other objectively determinable measure.

(c)    Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death, Disability or Retirement of the Participant.

(d)    Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e)    Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant.

13.13.    TERMINATION OF EMPLOYMENT.    Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in the case of any leave of absence authorized in writing by the Company prior to its commencement, (ii) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (iii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 14
CHANGES IN CAPITAL STRUCTURE

14.1.    GENERAL.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

ARTICLE 15
AMENDMENT, MODIFICATION AND TERMINATION

15.1.    AMENDMENT, MODIFICATION AND TERMINATION.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

15.2.    AWARDS PREVIOUSLY GRANTED.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b) The original term of any Option may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 14, the exercise price of any Option may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 16
GENERAL PROVISIONS

16.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2.    NO SHAREHOLDER RIGHTS.    No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

16.3.    WITHHOLDING.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for at least six months. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

16.4.    NO RIGHT TO CONTINUED SERVICE.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

16.5.    UNFUNDED STATUS OF AWARDS.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6.    INDEMNIFICATION.    To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7.    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

16.8.    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

16.9.    TITLES AND HEADINGS.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10.    GENDER AND NUMBER.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.11.    FRACTIONAL SHARES.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up.

16.12.    GOVERNMENT AND OTHER REGULATIONS.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

16.13.    GOVERNING LAW.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

16.14    ADDITIONAL PROVISIONS.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

16.15.    NO LIMITATIONS ON RIGHTS OF COMPANY.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to issue or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

* * * * * * * * * * * * * *

The foregoing is hereby acknowledged as being the Global Payments Inc. Amended and Restated 2000 Long-Term Incentive Plan as adopted by the Board on September 18, 2002, and as submitted to the shareholders for approval at the Company’s 2002 Annual Meeting.

GLOBAL PAYMENTS INC.

By:
Its:	Suellyn P. Tornay General Counsel

APPENDIX B

GLOBAL PAYMENTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
BACKGROUND

1.1    Establishment of the Plan.    Global Payments Inc. (the “Company”) hereby establishes a stock purchase plan to be known as the “Global Payments Inc. 2000 Employee Stock Purchase Plan” (the “Plan”), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2    Applicability of the Plan.    The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Company and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

1.3    Purpose.    The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating subsidiaries through ownership of Common Stock of the Company.

ARTICLE II
DEFINITIONS

Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

2.1    Administrator.    Administrator shall mean the person or persons (who may be officers or employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2    Board.    Board shall mean the Board of Directors of the Company.

2.3    Code.    Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.4    Committee.    Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee’s determinations on the foregoing matters shall be conclusive and binding upon all persons.

2.5    Common Stock.    Common Stock shall mean the common stock, no par value, of the Company.

2.6    Compensation.    Compensation shall mean, for any Participant, for any Offering Period, the Participant’s gross wages for the respective period, including without limitation salary, bonus, and commission, but subject to appropriate adjustments that would exclude items such as non-cash compensation and reimbursement of moving, travel, trade or business expenses.

2.7    Contribution Account.    Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant’s Compensation pursuant to Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

2.8    Company.    Company shall mean Global Payments Inc., a Georgia corporation.

2.9    Direct Registration System.    Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the New York Stock Exchange, Inc. or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder’s name in book-entry form on the books of the Company.

2.10    Effective Date.    Effective Date shall mean the effective date of the Plan, which shall be the last to occur of (i) the date the Plan is approved by the shareholders of the Company [September 14, 2000], (ii) the first trading day after the effective date of the Spin-off [February 1, 2001], or (iii) the effective date of the Company’s registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan [January 16, 2001].

2.11    Eligible Employee.    An Employee eligible to participate in the Plan pursuant to Section 3.1.

2.12    Employee.    Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

2.13    Employer.    Employer shall mean the Company and any Subsidiary designated by the Committee as an employer participating in the Plan.

2.14    Fair Market Value.    Fair Market Value of a share of Common Stock, as of any designated date, shall mean the closing sales price of the Common Stock on the New York Stock Exchange on such date or on the last previous date on which such stock was traded.

2.15    Offering Date.    Offering Date shall mean the first Trading Date of each Offering Period.

2.16    Offering Period.    Offering Period shall mean the quarterly periods beginning January 1, April 1, July 1, and October 1 respectively, of each year during which offers to purchase Common Stock are outstanding under the Plan; provided, however, that the initial Offering Period shall be the period beginning on the Effective Date and ending on March 31, 2001. No payroll deductions shall be taken until the Effective Date.

2.17    Option.    Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

2.18    Participant.    Participant shall mean any Eligible Employee who has elected to participate in the Plan under Section 3.2.

2.19    Plan.    Plan shall mean the Global Payments Inc. 2000 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.20    Purchase Date.    Purchase Date shall mean the last Trading Date of each Offering Period.

2.21    Purchase Price.    Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

2.22    Request Form.    Request Form shall mean an Employee’s authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee’s payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.

2.23    Spin-off.    The distribution by National Data Corporation to its stockholders of all of the issued and outstanding shares of capital stock of the Company, as contemplated in that certain Distribution Agreement between National Data Corporation and the Company and the related agreements between the parties referred to therein.

2.24    Stock Account.    Stock Account shall mean the account established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon until distributed in accordance with the terms of the Plan.

2.25    Subsidiary.    Subsidiary shall mean any present or future corporation which is a “subsidiary corporation” of the Company as defined in Code Section 424(f).

2.26    Trading Date.    Trading Date shall mean a date on which shares of Common Stock are traded on a national securities exchange (such as the New York Stock Exchange), the Nasdaq National Market or in the over-the-counter market.

Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.    Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

(a)    the Offering Date immediately following the Employee’s last date of hire by an Employer; or

(b)    the Effective Date.

On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in Section 5.2.

3.2    Initial Participation.    An Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for an Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee’s Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant’s Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

3.3    Leave of Absence.    For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For purposes of this Plan, such individual’s employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day. Termination of any individual’s leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual’s employment with the Employer for all purposes of the Plan.

ARTICLE IV
STOCK AVAILABLE

4.1    In General.    Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 1,200,000 shares of Common Stock shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants’ Contribution Accounts shall be distributed to the Participants as soon as practicable.

4.2    Adjustment in Event of Changes in Capitalization.    In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capitalization, or other distribution with respect to holders of the Company’s Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event. This adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options and with a corresponding adjustment in the Purchase Price per share; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

4.3    Dissolution, Liquidation, or Merger.    Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each Option then outstanding under the Plan shall be entitled to receive at the next Purchase Date upon the exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities, or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Committee shall take such steps in connection with these transactions as the Committee deems necessary or appropriate to assure that the provisions of this Section shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the cash, securities, or property which the holder of the Option may thereafter be entitled to receive. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

ARTICLE V
OPTION PROVISIONS

5.1    Purchase Price.    The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

(a)    85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

(b)    85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

5.2    Calendar Year $25,000 Limit.    Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee’s rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

5.3    Offering Period Limit.    Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 1,600 shares.

ARTICLE VI
PURCHASING COMMON STOCK

6.1    Participant’s Contribution Account.    The Administrator shall establish a book account in the name of each Participant for each Offering Period. As discussed in Section 6.2 below, a Participant’s payroll deductions shall be credited to the Participant’s Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Company does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, stock certificates evidencing the Participant’s shares of Common Stock acquired upon exercise of an Option shall be held by the Company as the nominee for the Participant. These shares shall be credited to the Participant’s Stock Account. Certificates shall be held by the Company as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Company shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby.

All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

6.2    Payroll Deductions; Dividends.

(a)    Payroll Deductions.    By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount or percentage up to a maximum of twenty percent (20%) of such Employee’s Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant’s payroll deduction shall not be less than one percent (1%) of such Employee’s Compensation payable each payroll period.

(b)    Dividends.    Cash or stock dividends paid on Common Stock which is credited to a Participant’s Stock Account as of the dividend payment date shall be credited to the Participant’s Stock Account and paid or distributed to the Participant as soon as practicable.

6.3    Discontinuance.    A Participant may discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

Any amount held in the Participant’s Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock in accordance with Section 7.1.

6.4    Leave of Absence; Transfer to Ineligible Status.    If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to Section 6.2. The cash standing to the credit of the Participant’s Contribution Account shall become subject to the provisions of Section 7.1.

If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

6.5    Automatic Exercise.    Unless the cash credited to a Participant’s Contribution Account is withdrawn or distributed as provided in Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. If there is a cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period representing the exercise price for a fractional share of Common Stock, such balance may be retained in the Participant’s Contribution Account for the next Offering Period, unless the Participant requests that it be refunded, without interest. Any other cash balance remaining in the Participant’s Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2 or the applicable limitations of Sections 5.2. or 5.3.

Except as provided in the preceding paragraph, if the cash credited to a Participant’s Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 5.2. or Section 5.3, such excess cash shall be refunded to the Participant. Except as provided in the preceding paragraph, the excess cash may not be used to purchase shares of Common Stock nor retained in the Participant’s Contribution Account for a future Offering Period.

Each Participant shall receive a statement on an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

6.6    Listing, Registration, and Qualification of Shares.    The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

ARTICLE VII
WITHDRAWALS; DISTRIBUTIONS

7.1    Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status.    In the event of a Participant’s complete discontinuance of payroll deductions under Section 6.3 or a Participant’s leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant’s Contribution Account shall be—

(a)    returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant’s written request received by the Administrator at least 30 days before the next Purchase Date; or

(b)    held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

7.2    In-Service Withdrawals.    During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Company does not participate in a Direct Registration System, a Participant may, while an Employee of the Company or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days’ written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant’s Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant’s Stock Account, whether or not the Participant so requests.

7.3    Termination of Employment for Reasons Other Than Death.    If a Participant terminates employment with the Company and the Subsidiaries for reasons other than death, the cash balance in the Participant’s Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

7.4    Death.    In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant’s estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant’s Stock Account shall be distributed to the estate as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

7.5    Registration.    Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form, (a) in the Participant’s name jointly with a member of the Participant’s family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant’s name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

ARTICLE VIII
AMENDMENT AND TERMINATION

8.1    Amendment.    The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

(a)    affect any right or obligation with respect to any grant previously made, unless required by law, or

(b)    unless previously approved by the shareholders of the Company, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Company’s Common Stock is listed:

(1)    in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13, or

(2)    increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections 4.2 and 4.3).

8.2    Termination.    The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants’ Contribution Accounts shall be distributed as soon as practicable, without interest.

ARTICLE IX
MISCELLANEOUS

9.1    Employment Rights.    Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

9.2    Tax Withholding.    The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant’s Compensation to the extent the Administrator deems such withholding to be legally required.

9.3    Rights Not Transferable.    Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

9.4    No Repurchase of Stock by Company.    The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

9.5    Governing Law.    The Plan shall be governed by and construed in accordance with the laws of the State of Georgia except to the extent such laws are preempted by the laws of the United States.

9.6    Shareholder Approval; Registration.    The Plan was adopted by the Board of Directors of the Company on June 28, 2000 to be effective as of the Effective Date, provided that no payroll deductions may begin until a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan, has become effective. The Plan is subject to approval by the shareholders of the Company within 12 months of approval by the Board of Directors.

* * * * * * * * * * * * * *

The foregoing is hereby acknowledged as being the Global Payments Inc. 2000 Employee Stock Purchase Plan, as adopted by the Board of Directors and the then sole shareholder of the Company on September 14, 2000, and as submitted to the to the shareholders for approval at the Company’s 2002 Annual Meeting.

GLOBAL PAYMENTS INC.

By:
Its:	Suellyn P. Tornay General Counsel

PROXY	GLOBAL PAYMENTS INC.
CARD	ATLANTA, GEORGIA
2002 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Global Payments Inc. (the “Company”), Atlanta, Georgia, hereby constitutes and appoints Paul R. Garcia or Suellyn P. Tornay or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at the Company’s offices at Four Corporate Square, Atlanta, Georgia 30329-2009, on October 22, 2002, at 11:00 a.m., Atlanta time (the “Annual Meeting”), or at any adjournments thereof, upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated September 20, 2002, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of one or more persons to the Board of Directors if any of the nominees named herein becomes unable to serve, are further authorized to vote on matters which the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the Annual Meeting, and are further authorized to vote on other matters which may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors unanimously recommends a vote “FOR” each of the proposals described below.

PROPOSAL 1.    ELECTION OF ONE DIRECTOR IN CLASS I AND TWO DIRECTORS IN CLASS II.

On the proposal to elect one director in Class I to serve until the 2004 Annual Meeting of Shareholders and two directors in Class II to serve until the 2005 Annual Meeting of Shareholders or until their respective successors are elected and qualified or until their respective earlier resignation, retirement, disqualification, removal from office or death:

☐ FOR all nominees listed, except as marked to the contrary below	☐ WITHHOLD AUTHORITY for all nominees

Class I Nominee:	(01) Charles G. Betty	Class II Nominees:	(02) Paul R. Garcia (03) Robert A. Yellowlees

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s number and name in the space provided below:

— — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

PROPOSAL 2.    ADOPTION OF THE COMPANY’S AMENDED AND RESTATED 2000 LONG-TERM INCENTIVE PLAN

        On the proposal to approve the adoption of the Company’s Amended and Restated 2000 Long-Term Incentive Plan:

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

PROPOSAL 3.    ADOPTION OF THE COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

        On the proposal to approve the adoption of the Company’s 2000 Employee Stock Purchase Plan:

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

PROPOSAL 4.    REAPPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

        On the proposal to ratify the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted “FOR” election of the director nominees named in Proposal 1, “FOR” Proposal 2 relating to the approval of the adoption of the Company’s Amended and Restated 2000 Long-Term Incentive Plan, “FOR” Proposal 3 relating to the approval of the adoption of the Company’s 2000 Employee Stock Purchase Plan, “FOR” Proposal 4 relating to the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants, and with discretionary authority on all other matters that may properly come before the Annual Meeting and any adjournments thereof.
Shares Held:

Signature of Shareholder

Signature of Shareholder (If Held Jointly)
Dated:
                                                 Month                                  Day                                    Year

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC.
AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.
— — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

Please detach proxy at perforation before mailing.

DETACH CARD               YOU MAY VOTE BY TELEPHONE, THE INTERNET OR U.S. MAIL.

If you are voting by telephone or the internet, please do not mail your proxy.

Vote By Telephone	Vote By Internet	Vote By Mail
Call Toll-Free using a Touch-Tone phone 1-800-542-1160	Access the Website and cast your vote http://www.votefast.com	Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on October 21, 2002, to be counted in the final tabulation.

Your control number is

Vote By Telephone
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a Touch-Tone phone. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Internet
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your control number and then you can follow the simple prompts that will be presented to you to record your vote.

Vote By Mail
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: SunTrust Bank, Atlanta, P.O. Box 4625, Atlanta, GA 30302.

To Change Your Vote
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 11:59 p.m. eastern daylight time, October 21, 2002, will be the one counted. You may also revoke your proxy by voting in person at the Annual Meeting.